Exhibit 99.1

FOR IMMEDIATE RELEASE CONTACT: Stacey Sullivan

Brinker International

(800) 775-7290

BRINKER INTERNATIONAL EXECUTIVE STEPS DOWN TO ACCEPT
CEO AND PRESIDENT ROLE AT COSI, INC

DALLAS (December 12, 2011) - Brinker International, Inc. (NYSE: EAT) today announced Carin Stutz, President of Global Business Development, has resigned her position to step into the role of Chief Executive Officer and President of Così, Inc (NASDAQ: COSI).

"During her tenure with Brinker, Carin built upon her solid operations and franchising background as she rose through the leadership ranks for our Global Business Development team," said Doug Brooks, President and Chief Executive Officer of Brinker International. "Carin's expertise helped our global team build a strategic road map which we'll continue to follow to meet our aggressive international expansion goals."

"Her track record of successes prepared her well for this next step in her career journey, and we wish Carin all the best in her new role," continued Brooks.

About Brinker International

Brinker International, Inc. (NYSE: EAT), is one of the world's leading casual dining restaurant companies, serving more than 1 million guests daily. Founded in 1975 and based in Dallas, Texas, Brinker owns or franchises more than 1,500 restaurants in 32 countries and two territories. Brinker restaurant brands include Chili's® Grill & Bar and Maggiano's Little Italy®. Brinker also holds a minority stake in Romano's Macaroni Grill®. For more information, visit www.brinker.com.